Exhibit 5.2
August 1, 2006
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224

RE:	Retail Ventures, Inc. Mandatorily Exchangeable Notes Due 2011
Ladies and Gentlemen:
     We have acted as special New York counsel to Retail Ventures, Inc., an Ohio corporation (“RVI”), and DSW Inc., an Ohio corporation (“DSW”), in connection with the sale by RVI to Lehman Brothers Inc. of (a) $125,000,000 aggregate principal amount of RVI’s Mandatorily Exchangeable Notes Due 2011 (the “Firm PIES”) to be issued under the Indenture (the “Indenture”), proposed to be entered into between RVI and HSBC Bank USA, National Association, as Trustee (the “Trustee”), and (b) up to an additional $18,750,000 aggregate principal amount of PIES (the “Option PIES”) subject to over-allotment option. The Firm PIES and the Option PIES are collectively referred to herein as the “PIES.”
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (a) (i) the RVI Registration Statement on Form S-3 (File No. 333-134225), as filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2006 under the Securities Act; (ii) Pre-Effective Amendment No. 1 to the RVI Registration Statement, as filed with the Commission on June 23, 2006 under the Securities Act; (iii) Pre-Effective Amendment No. 2 to the RVI Registration Statement, as filed with the Commission on July 17, 2006 under the Securities Act; (iv) Pre-Effective Amendment No. 3 to the RVI Registration Statement, as filed with the Commission on August 2, 2006 under the Securities Act (such RVI Registration Statement, as so amended, being hereinafter referred to as the “RVI Registration Statement”);
     (b) (i) the DSW Registration Statement initially filed on Form S-1 (File No. 333-134227) as filed with the Commission on May 17, 2006 under the Securities Act; (ii) Pre-Effective Amendment No. 1 to the DSW Registration Statement, as filed with the Commission on June 23, 2006 under the Securities Act; and (iii) Pre-Effective Amendment No. 2 to the DSW Registration Statement, as filed with the Commission on July 17, 2006 under the Securities Act (converting the registration statement from Form S-1 to Form S-3 following DSW’s eligibility to use Form S-3); (iv) Pre-Effective Amendment No. 3 to the DSW Registration Statement, as filed with the Commission on August 2, 2006 under the Securities Act (such DSW Registration Statement, as so amended, being hereinafter referred to as the “DSW Registration Statement”);
     (c) the form of the Indenture filed as Exhibit 4.3 to the RVI Registration Statement and the form of the PIES included therein; and
     (d) the Statement of Eligibility of Trustee on Form T-1 filed as Exhibit 25.1 to the RVI Registration Statement.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of RVI and DSW and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of RVI and DSW and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including RVI and DSW, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and, the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Indenture will be executed and delivered in substantially the form filed as an exhibit to the RVI Registration Statement and the PIES will be manually authenticated by duly authorized officers of the Trustee.
     As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of RVI and others.
     Our opinions set forth herein are limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the RVI Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when (i) the RVI Registration Statement and the DSW Registration Statement, each as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the terms of the PIES have been established so as not to violate, conflict with or constitute a default under any agreement or instrument to which RVI or its properties is subject; and (iii) the Indenture has been duly executed and delivered by each party thereto and the PIES have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor in the manner contemplated in the RVI Registration Statement, the PIES will be valid and binding obligations of RVI, enforceable against RVI in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) the waivers of defenses contained in Section 10.07 of the Indenture which may be unenforceable.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the RVI Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in the RVI Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP